EXHIBIT 10.4
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[Storage Technology Corporation Letterhead Appears Here]


July 27, 1995


Ryal R. Poppa
7075 Rustic Trail
Boulder, Colorado 80301

Dear Ryal:

     This letter (the "Amendment") amends the terms and conditions of your continued employment with Storage Technology Corporation (the "Company") from and after July 27, 1995. Except to the extent specifically amended hereby, all other prior agreements between you and the Company, including, but not limited to, our letter agreements of December 13, 1989 (the "1989 Agreement"), October 1, 1991, and March 8, 1995 remain in full force and effect. In consideration of your continued employment by the Company and the mutual covenants and agreements contained herein, you and the Company agree that your Employment Term, as that term is defined and used in the 1989 Agreement be, and hereby is, extended through January 20, 1997.

     If this letter accurately sets forth the terms of our agreement relating to the matters covered herein, please sign the enclosed copy of this letter in the space provided below and return it to the Company.


                            Very truly yours,

                            Storage Technology Corporation

                               /s/ STEPHEN J. KEANE
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                                       Stephen J. Keane
                            Director and Chairman, Human Resources
                                  and Compensation Committee




Accepted and Agreed:

 /s/  RYAL R. POPPA
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Ryal R. Poppa